Exhibit 10.1

FOURTH AMENDMENT TO PREFERRED EQUITY PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO PREFERRED EQUITY PURCHASE AGREEMENT (this “Amendment”), dated October 21, 2025, is entered into by and among the investment entities named on the signature pages hereto (each, an “Investor” and collectively, the “Investors”) and APPLIED DIGITAL CORPORATION, a company incorporated under the laws of the State of Nevada (the “Company”). Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Investors and Company are parties to that certain Preferred Equity Purchase Agreement, dated as of April 30, 2025, as amended by that certain First Amendment, dated as of August 14, 2025, that certain Second Amendment, dated as of September 11, 2025 and that certain Third Amendment, dated as of October 7, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which, the Company issued and sold shares of the Preferred Stock to the Investors;

WHEREAS, Section 12.02 of the Purchase Agreement provides that any provision of the Purchase Agreement may be amended by an instrument in writing signed by the Parties; and

WHEREAS, the Parties desire to amend the Purchase Agreement on the terms and conditions hereafter set forth.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

1.1 The first recital to the Purchase Agreement is hereby amended to remove the reference to “$590 million” and replace it with “$1.590 billion”.

1.2 The definition of “Commitment Amount” is hereby amended to remove the reference to “$590,000,000” and replace it with “$1,590,000,000”.

1.3 Clause (y) of the definition of “Per Share Purchase Price” is hereby amended to read as follows: “103%.”.

1.4 The definition of “Universal Shelf Registration Statement” is hereby deleted in its entirety.

1.5 The definition of “Variable Rate Transaction” is hereby deleted in its entirety.

1.6 Section 2.01(a)(i) is hereby amended and restated in its entirety as follows:

“The Company shall, in its sole discretion, select the aggregate Purchase Price for the Put Issuance it desires to issue and sell to the Investors in each Put Notice; provided, that, subject to waiver by a majority-in-interest of the Investors, (x) the aggregate Purchase Price for each Put Issuance will be subject to a cap of $75,000,000, (y) no more than one Put Issuance will be issued within the same seven (7) Business Day period and (z) the aggregate stated value of the Preferred Stock outstanding at any one time cannot exceed $75,000,000.”

1.7 The first sentence of Section 2.01(c)(ii) is hereby amended by adding the following proviso at the end of the sentence:

“; provided, however, that the Exchange Cap shall only be applicable to any Conversion Shares issued pursuant to this Agreement to the extent required by the applicable rules of the Principal Market.”

1.8 The second sentence of Section 6.02(a) is hereby amended and restated in its entirety as follows:

“The Company shall file additional Registration Statement(s) or post-effective amendment(s) to an existing effective Registration Statement, to the extent applicable, in connection with subsequent Put Issuances to register the Common Shares to be issued upon conversion of the Put Shares issued pursuant to such subsequent Put Issuances, in accordance with the terms and procedures applicable to the initial Registration Statement, including filing, as soon as practicable after November 5, 2025 but in no case later than November 12, 2025, a Registration Statement or post-effective amendment to an existing effective Registration Statement, covering the resale by the Investors of at least 29,411,765 Common Shares issuable hereunder upon conversion of Put Shares, to the extent not already covered by an effective Registration Statement that remains effective and is available for the resale of such Common Shares.”

1.9 Section 6.02(f) is hereby deleted in its entirety and replaced with “[Reserved.]”.

1.10 Section 6.18 is hereby deleted in its entirety and replaced with “[Reserved.]”.

1.11 The parenthetical at the end of Section 7.01(h) is hereby amended and restated in its entirety as follows:

“(assuming conversion of the Put Shares at the Conversion Price then in effect taking into account the Exchange Cap, to the extent applicable).”

1.12 Subsection (iii) of Section 10.01(a) is hereby amended and restated in its entirety as follows:

“(iii) such time as there ceases to be a sufficient number of authorized but unissued Common Shares remaining under the Exchange Cap, to the extent applicable, to enable the Company to satisfy the condition set forth in Section 7.01(h) with respect to any Put Notice that may otherwise be delivered in accordance with Article II.”

1.13 Annex I is hereby amended and restated in its entirety as attached hereto.

2. Miscellaneous.

2.1 Ratification of Purchase Agreement; Full Force and Effect; Conflicts. Other than as expressly modified pursuant to this Amendment, all of the terms, conditions and other provisions of the Purchase Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms. No reference to this Amendment need be made in any instrument or document making reference to the Purchase Agreement, and any reference to the Purchase Agreement in any such instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby. This Amendment shall apply and be effective only with respect to the provisions of the Purchase Agreement specifically referred to herein.

2.2 Other Matters. The provisions of Article IX (Choice of Law/Jurisdiction), Article XI (Notices), Section 12.01 (Counterparts), Section 12.02 (Entire Agreement; Amendments), Section 12.04 (Expenses) and Section 12.06 (Brokerage) of the Purchase Agreement shall apply mutatis mutandis to this Amendment.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to the Preferred Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

APPLIED DIGITAL CORPORATION

By:
Name:	Saidal L. Mohmand
Title:	Chief Financial Officer

[Signature Page to the Fourth Amendment to the Preferred Equity Purchase Agreement]

[INVESTOR SIGNATURE PAGES TO FOURTH AMENDMENT TO THE PREFERRED EQUITY PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to the Preferred Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: ______________________________________________

Address for Notice to Investor: